Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-119491, 333-104230, 333-82230, 333-92003 and 333-13429 on Form S-3 and
Registration  Statement Nos. 333-119474,  333-53765,  333-40472 and 333-79151 on
Form S-8 of our reports dated February 22, 2007, relating to the financial statements and financial statement schedule of KeySpan Corporation (which report expressed an unqualified opinion and included an explanatory paragraph related to (i) the adoption of Statement of Financial Accounting Standards No. 158 "Employers' Accounting for Defined Benefit Pensions and Other Postretirement Benefit Plans" discussed in Notes 1 and 4 and (ii) the adoption of Financial Accounting Standards Board Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" discussed in Notes 1 and 7) and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of KeySpan Corporation for the year ended December 31, 2006.



/s/DELOITTE & TOUCHE LLP
New York, New York
February 22, 2007